Exhibit 99.3

KCM INDUSTRY Co., Ltd.

Condensed Interim Financial Statements

(Unaudited)

As of September 30, 2025 and for the nine-month periods ended September 30, 2025 and 2024

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KCM INDUSTRY Co., Ltd.

Unaudited Condensed Balance Sheets

As of September 30, 2025, and December 31, 2024

(in US dollars)

	Notes	September 30, 2025	December 31, 2024

Assets:
Cash and cash equivalents		$18,104	$4,541
Trade accounts receivable (Related party)	2, 3, 18	612,673	295,000
Non-trade account receivable (Related party)	4, 18	-	153,000
Inventories	5	762,270	1,494,851
Prepaids and other current assets		2,771	10,022

Total current assets		1,395,818	1,957,414

Property, plant and equipment, net	7, 8, 9	2,797,863	2,599,386
Other non-current assets		23,840	17,007

Total non-current assets		2,821,703	2,616,393

Total assets		$4,217,521	$4,573,807

See accompanying notes to the unaudited condensed interim financial statements.

KCM INDUSTRY Co., Ltd.

Unaudited Condensed Balance Sheets, Continued

As of September 30, 2025, and December 31, 2024

(in US dollars)

	Notes	September 30, 2025	December 31, 2024
Liabilities and Stockholders’ Equity
Liabilities:
Trade accounts payable		$45,599	$53,700
Non-trade accounts payable		110,897	95,920
Short-term debt	9	307,731	278,911
Short-term debt (Related party)	9, 18	471,402	436,055
Current portion of long-term debt	9	320,953	253,306
Redeemable convertible preference shares	11	1,179,648	-
Current portion of finance lease liabilities	8	22,604	13,948
Current portion of defined severance benefits	16	70,291	55,218
Other current liabilities		78,787	15,955

Total current liabilities		2,607,912	1,203,013

Long-term debt	9	2,010,383	2,053,776
Convertible debt	6, 10	-	882,236
Defined severance benefits	16	92,388	64,972
Long-term taxes payable		31,847	30,378
Finance lease liabilities	8	54,140	45,200

Total non-current liabilities		2,188,758	3,076,562

Total liabilities		4,796,670	4,279,575

Stockholders’ equity:
Common stock, KRW 5,000 par value. Authorized 1,000,000 shares; issued and outstanding 20,000 shares as of September 30, 2025, and December 31, 2024	1	73,174	73,174
(Accumulated deficit) Retained earnings		(583,971)	303,915
Accumulated other comprehensive loss		(68,352)	(82,857)

Total equity		(579,149)	294,232

Total Liabilities and Stockholders’ Equity		$4,217,521	$4,573,807

See accompanying notes to the unaudited condensed interim financial statements.

KCM INDUSTRY Co., Ltd.

Unaudited Condensed Interim Statements of Income (Loss)

For the nine months ended September 30, 2025, and 2024

(in US dollars)

	Notes	September 30, 2025	September 30, 2024

Net revenues	2	$-	227
Net revenues (Related party)	2, 18	968,874	43,094

Total revenues		968,874	43,321

Cost of sales		(1,260,418)	(436,357)

Gross loss		(291,544)	(393,036)

Other operating income	13	-	31,291
Other operating expense	13	-	(7,960)
Selling, general, and administrative expenses		(279,673)	(382,243)

Operating loss		(571,217)	(751,948)

Other income	16	41,945	4,438
Other expense	16	(738)	(1,791)
Interest income		1,936	1,530
Interest expense		(80,395)	(77,690)
Interest expense (Related party)	18	(18,038)	(9,752)
Gain on foreign currency		4,051
Loss on foreign currency		(12,302)	-
Gain on financial instruments		73,020	-
Loss on financial instruments	6, 10, 11	(326,148)	(83,337)

Loss before tax		(887,910)	(918,550)

Income tax expense	12	-	-

Loss for the period		$(887,886)	(918,550)

See accompanying notes to the unaudited condensed interim financial statements.

KCM INDUSTRY Co., Ltd.

Unaudited Condensed Interim Statements of Comprehensive Loss

For the nine months ended September 30, 2025, and 2024

(in US dollars)

	Notes	September 30, 2025	September 30, 2024

Loss for the period		$(887,886)	(918,550)

Other comprehensive income(loss):
Foreign currency translation adjustments, net of tax		7,575	(64,706)
Actuarial gain on defined severance benefits, net of tax	16	6,930	69,692

Total other comprehensive income		14,505	4,986

Total comprehensive loss		$(873,381)	(913,564)

See accompanying notes to the unaudited condensed interim financial statements.

KCM INDUSTRY Co., Ltd.

Unaudited Condensed Interim Statements of Changes in Stockholders’ Equity

For the nine months ended September 30, 2025, and 2024

(in US dollars)

	Common stock	Accumulated other comprehensive income (loss)	(Accumulated deficit) Retained earnings	Total stockholders’ equity

Balances at January 1, 2024	$73,174	(15,144)	1,834,692	1,892,722
Loss for the period	-	-	(918,550)	(918,550)
Foreign currency translation adjustments, net of tax	-	(64,706)	-	(64,706)
Actuarial gain on defined severance benefits, net of tax	-	69,692	-	69,692

Balances at September 30, 2024	$73,174	(10,158)	916,142	979,158

Balances at January 1, 2025	$73,174	(82,857)	303,915	294,232
Loss for the period	-	-	(887,886)	(887,886)
Foreign currency translation adjustments, net of tax	-	7,575	-	7,575
Actuarial gain on defined severance benefits, net of tax	-	6,930	-	6,930

Balances at September 30, 2025	$73,174	(68,352)	(583,971)	(579,149)

See accompanying notes to the unaudited condensed interim financial statements.

KCM INDUSTRY Co., Ltd.

Unaudited Condensed Interim Statements of Cash Flow

For the nine months ended September 30, 2025, and 2024

(In US dollars)

	September 30, 2025	September 30, 2024

Cash flows from operating activities
Loss for the period	$(887,886)	(918,550)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Inventory write-down adjustment	160,943	-
Depreciation and amortization	105,542	106,746
Interest expenses	8,375	7,444
Pension benefits provision	53,835	73,190
Loss on valuation of financial instrument	326,148	83,337
Loss on disposal of property, plant and equipment	-	7,960
Gain on disposal of financial Instrument	(73,020)	-
Interest Income	(1,920)	(1,487)
Non-cash others	(4,729)	559
Change in operating assets and liabilities:
Trade accounts receivable	(301,135)	233,485
Non-trade account receivable	8,523	(9,487)
Inventories	638,869	(282,697)
Prepaids and other current assets	1,748	(1,910)
Trade accounts payable	(10,617)	68,553
Non-trade accounts payable	10,261	21,927
Defined severance benefits	(7,078)	(36,220)
Income taxes payable	50	18,575
Other current liabilities	61,596	(15,807)

Net cash provided by (used in) operating activities:	89,505	(644,382)

Cash flows from investing activities
Proceeds from disposal of property, plant and equipment	-	59,726
Proceeds from short-term financial instruments	-	170,011
Acquisitions of short-term financial instruments	-	(29,567)
Acquisitions of property, plant and equipment	(1,026)	(48,047)

Net cash (used in) provided by investing activities:	(1,026)	152,123

Cash flows from financing activities
Proceeds from short-term borrowings	126,346	427,246
Repayment of short-term borrowings	(96,971)	(5,174)
Repayment of long-term borrowings	(86,644)	-
Payment of lease liabilities	(17,682)	(19,786)
Repayment of convertible bonds	(283)	-

Net cash (used in) provided by financing activities:	$(75,234)	402,286

Effect of exchange rate changes on cash and cash equivalents	318	(4,841)
Net increase (decrease) in cash and cash equivalents	13,245	(89,973)
Cash and cash equivalents at beginning of period	4,541	112,550

Cash and cash equivalents at the end of period	$18,104	17,736

See accompanying notes to the unaudited condensed interim financial statements.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements

September 30, 2025, and 2024

1.	Summary of Significant Accounting Policies

(1)	Description of Business

KCM INDUSTRY Co., Ltd. (the Company), established in 2021, specializes in the manufacture and sale of neodymium-iron-boron (“NdFeb”) powder for NdFeb permanent magnets. The Company specializes in the production of neodymium-iron-boron (NdFeB) magnetic powder, establishing itself as one of South Korea’s key manufacturers in this specialized industry. The Company offers diverse types of NdFeb Powder with different magnetic characteristics. The Company is headquartered in Gunsan, South Korea and production takes place at headquarter.

(2)	Basis of Presentation

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP) assuming the Company will continue as a going concern. The accounting policies applied by the Company in these interim financial statements are the same as those applied by the Company in its financial statements as of and for the year ended December 31, 2024.

The interim financial information reflects all normal recurring adjustments that are, in the opinion of management, necessary for fair presentation of the results of the interim period. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The condensed financial statements should be read in conjunction with the Company’s latest annual audited financial statements as of and for the year ended December 31,2024.

(3)	Going Concern

The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern exists.

Primarily due to underperformance, the Company incurred losses of $887,886 for the nine-month period ended September 30, 2025. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months.

The Company is evaluating strategies to obtain the required additional funding for future operations. These strategies may include, but are not limited to, obtaining equity financing, issuing debt or entering other financing arrangements, and restructuring of operations to grow revenues and decrease expenses. However, upon the economic environment and the Company’s current capability, the Company may be unable to access future equity or debt financing when needed. As such, there can be no assurance that the Company will be able to obtain additional liquidity when needed or under acceptable terms, if at all.

The financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if the Company were unable to continue as a going concern.

(4)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; allowance for credit losses, deferred tax assets, inventory, lease liabilities and right-of-use assets, and income tax uncertainties, and other contingencies.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

(5)	New Accounting Standards and Interpretations Not Yet Adopted

Income Statement (Topic 220) Reporting Comprehensive Income- Expense Disaggregation Disclosures

In November 2024, the FASB issued ASU 2024-03, which becomes effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The standard requires to disclose disaggregated information about certain income statement expense line items. The Company does not expect the standard to have a material effect on its financial statements and has begun evaluating disclosure presentation alternatives.

Debt—Debt with Conversion and Other Options (Subtopic 470-20)

In November 2024, the FASB issued ASU 2024-04, which becomes effective for annual reporting periods beginning after December 15, 2025, and interim periods within annual reporting periods. Early adoption is permitted for entities that have adopted the amendments in Update 2020-06. The amendments clarify the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion. The Company is currently assessing the impact of the amendments on its financial statements.

Income Taxes (Topic 740) - Improvements to Income Tax Disclosures

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2025 for non-public business entities. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. The Company does not expect the standard to have a material effect on its financial statements.

The Company has not early adopted any of the forthcoming new or amended accounting standards in preparing these condensed interim financial statements.

2.	Significant Risks and Uncertainties Including Business and Credit Concentrations

The Company manufactures Neodymium Powder (NdFeb Powder) for Neodymium Magnet which is used in manufacturing of household appliances and cars. The Company’s main products are NdFeb bonded powders with different types of magnetic characteristics.

The Company’s operating segment is a single segment and composes of NdFeb Powder manufacturing segment, and as of the end of the reporting period, assets, and liabilities of the segment are the same as the condensed balance sheets.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

The following table disaggregates revenue by category.

	September 30, 2025	September 30, 2024
(in US dollars)
Revenue by category
Finished goods (*1,3)	$967,872	-
Merchandise & others (*2)	1,002	43,321

(*1)	Revenue from sales of NdFeb Powder
(*2)	Revenue other than sales of NdFeb Powder such as sales of rare earth raw materials, other raw materials, etc.
(*3)	There is no revenue recognized for the nine-month period ended September 30, 2024.

Domestic sales are approximately $968,874 (or 100% of total net revenue) for the nine-month period ended September 30, 2025.

Sales to a small number of major customers account for the majority of the company’s total net revenue. The company is making efforts to gain new customers by continuously expanding its sales activities not only to domestic magnet manufactures but also to overseas NdFeb Magnet manufactures.

The following table disaggregates trade accounts receivable by major customers.

	September 30, 2025	December 31, 2024
(in US dollars)
Trade accounts receivable by customers:
NS World Co., Ltd	$612,673	295,000

Sales to one direct customer, NS World Co., Ltd., one of the Company’s related parties (See note 18) represented 99.9% ($967,872) of total revenue for the nine-month periods ended September 30, 2025.

In contrast, equipment installation service provided to GCM VINA, represented $43,094 (99%) of total revenue for the nine-month period ended September 30, 2024.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

3.	Trade Accounts Receivable

As of September 30, 2025, and December 31, 2024, the Company’s trade accounts receivable are attributable entirely to related parties (refer to Note 18). There was no effect in allowance for credit losses for trade accounts receivable.

4.	Non-trade accounts receivable

The Company disaggregates the non-trade account receivable by type of financing receivable when assessing and monitoring risk and performance of the entire portfolio. Non-trade accounts receivable consists of accrued revenue and non-trade receivable, which are unsecured.

There was no allowance for credit losses related to non-trade accounts receivable recorded as of September 30, 2025, and December 31, 2024.

5.	Inventories

Details of Inventories as of September 30, 2025, and December 31, 2024 are as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Merchandise	$24,169	22,109
Raw materials	61,015	87,879
Work in process	533,480	349,210
Write-down of work in process	(315,365)	(156,832)

Work in process, net	218,115	192,378

Finished goods	736,444	1,810,909
Write-down of finished goods	(277,473)	(618,424)

Finished goods, net	458,971	1,192,485

Total	$762,270	1,494,851

The write-down of inventories as of September 30, 2025 is $592,838, compared to $775,256 as of December 31, 2024. An inventory write-down of $160,943 was recognized in the cost of sales, while the allowance for inventory valuation decreased by $182,418. The difference is due to a decrease in valuation allowance resulting from increased sales of goods and the difference in the applied exchange rate.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

6.	Fair Value Measurements

(1)	Fair value represents the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements are reported in one of three levels reflecting the significant inputs used to determine fair value.

Level 1 - Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities in active markets as of the reporting date.

Level 2 - Observable market-based inputs or unobservable inputs that are corroborated by market data. These are inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 - Unobservable inputs that are not corroborated by market data and may be used with internally developed methodologies that result in management’s best estimate of fair value.

(2)	The following summarizes our financial assets and financial liabilities that are measured at fair value on a recurring basis:

	Classification	Measurement Level	September 30, 2025	December 31, 2024
(in US dollars)
Redeemable convertible preference shares	Financial liabilities	Level 3	$1,179,648	-

The Company estimated the fair value of redeemable convertible preferred stock using the Tsiveriotis-Fernandes model with strip and bootstrapping method. The fair value is estimated using Level 3 inputs based on Stock price volatility of similar listed companies.

The change in fair value of the redeemable convertible preferred stock resulted in a loss of $72,073 for the nine-month period ended September 30, 2025, which was recognized in the statements of operations within Loss on financial instruments.

Fair value per share, the Company’s underlying assets, was evaluated by referring to the Company’s business plan and objectively verifiable market indicators.

(3)	The carrying amounts of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value due to their short maturity.

Our short-term and long-term debts except the redeemable convertible preferred stock are recorded at amortized cost. The fair value is estimated using Level 2 inputs based on our current interest rates for similar types of borrowing arrangements. The carrying amount of the long-term debt approximates its fair value as of September 30, 2025, and December 31, 2024, due primarily to the interest rates approximating market interest rates.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

(4)	Quantitative information as of September 30, 2025, for the significant liabilities measured and carried at fair value on a recurring basis with the use of significant unobservable inputs (Level 3) follows:

	Unobservable Inputs	Assumptions	Factors

Redeemable convertible preference shares	Volatility	Mean of the annual volatility of proxy companies	47.5%

	Risk neutrality probability, max	Dynamic hedge for each node	47.5%

(5)	For the fair value of the convertible redeemable preferred shares, reasonably possible changes at each reporting date to one of the significant unobservable inputs, holding other inputs constant, would have the following effects in the statement of profit or loss.

	September 30, 2025		December 31, 2024
	Increase	Decrease	Increase	Decrease
(in US dollars)
Volatility of underlying stock price (+/-10%p)	$(11,058)	540	-	-
Underlying stock price (+/- 5%)	(56,067)	55,426	-	-

7.	Property, plant and equipment

Details of Property, plant and equipment as of September 30, 2025, and December 31, 2024 are as follows:

		Initial Cost		Carrying Amount
	Useful Lives	September 30, 2025	December 31, 2024	September 30, 2025	December 31, 2024
(in US dollars)
Land(*1)	-	$1,170,591	1,116,600	1,170,591	1,116,600
Buildings, structures and related equipment(*1)	40	1,014,185	967,409	936,007	910,975
Machinery and equipment(*1)	8	563,828	537,823	335,075	370,041
Vehicles	5	31,622	30,163	13,259	17,172
Furniture and fixtures	8	120,561	114,014	82,926	88,896
Construction in progress		172,127	20,408	172,127	20,408
Finance lease right-of-use assets	2-5	134,474	104,319	87,878	75,294

		$3,207,388	2,890,736	2,797,863	2,599,386

(*1)	As of September 30, 2025, land, buildings, machinery and equipment have been provided as security (with a secured amount of $3,123,663) for long-term debt. The contractual secured amount is set at 120% of the credit line agreed with Industrial Bank of Korea and Shinhan Bank (refer to Note 9, 17).

Total depreciation for the nine-month periods ended September 30, 2025, and 2024 were $105,542 and $106,746, respectively.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

8.	Leases

The Company has finance leases for certain transportation equipment, apartment and office equipment. Finance lease assets and liabilities are included in property, plant and equipment and finance lease liabilities, respectively, on the balance sheets.

The Company also has several non-cancellable short-term leases, primarily for an apartment used as dormitories for employees that expire in 12 months.

The Company’s leases generally do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments only. The Company also elected to discount all lease liabilities using an incremental borrowing rate.

(1)	The components of lease expense for the nine-month periods ended September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Finance lease expense:
Depreciation of right-of-use assets	$18,280	14,061
Interest on lease liabilities	5,150	4,451

Sub-total	23,430	18,512

Short-term lease expense	9,390	9,735

Total	$32,820	28,247

(2)	Amounts reported in the balance sheets as of September 30, 2025 and December 31, 2024 were as follows

	September 30, 2025	December 31, 2024
(in US dollars)
Finance Leases:
Finance lease right-of-use assets	$134,474	104,319
Less: Accumulated amortization assets	(46,596)	(29,025)

Property, plant and equipment, net	$87,878	75,294

Long-term finance lease liabilities	$54,140	45,200
Current portion of finance lease liabilities	22,604	13,948

Total	$76,744	59,148

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

(3)	Other information related to leases for the nine-month periods ended September 30, 2025 and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Cash paid for amounts included in the measurement of lease liabilities:
Cash used in operations for finance leases	$17,682	19,786

Right-of-use assets obtained in exchange for lease obligations:
Finance leases	$25,111	47,249

Weighted average remaining lease term:
Finance leases	3.36 years	3.04 years

(4)	Maturities of lease liabilities under noncancellable leases as of September 30, 2025 are as follows:

September 30, 2025
Finance leases
(in US dollars)
2025	$7,336
2026	29,344
2027	25,863
2028	16,642
2029	8,290
thereafter	2,267

Total undiscounted lease payments	89,742
Less imputed interest	(12,998)

Total lease liabilities	$76,744

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

9.	Debt

(1)	Short-Term debt

Details of carrying amounts of short-term debts as of September 30, 2025, and December 31, 2024, are as follows:

(in US dollars) Maturity Date	Interest rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024

Sep. 2026 (*1)	4.6	$471,402	$471,402	436,055
Jun. 2026	4.6	42,790	42,790	40,816
Mar. 2026	0.0	15,333	15,333	0
Oct. 2025	9.5	249,608	249,608	238,095

			$779,133	714,966

(*1)	This represents working capital loan borrowed from the company’s executives and employees.

(2)	Current portion of long-term debt

Details of carrying amounts of current portion of long-term debts as of September 30, 2025, and December 31, 2024, are as follows:

(in US dollars) Description	Maturity Date	Interest Rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024

Operating Funds Loan(*1)	Oct. 2025	2.18	$142,633	$142,633	136,054
Operating Funds Loan(*1)	Oct. 2025 - Sep. 2026	2.88	71,317	23,706	22,612
Operating Funds Loan(*1)	Oct. 2025 - Sep. 2026	2.93	356,583	118,785	94,640
Facility Funds Loan(*1)	Oct. 2025 - Sep. 2026	3.64	1,568,963	35,829	0

Total current portion of long-term debt				$320,953	253,306

(*1)	The amount is less than 12 months of repayment period and has been replaced by long-term debt to current portion of long-term debt.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

(3)	Long-Term Debt

Details of carrying amounts of long-term debt as of September 30, 2025, and December 31, 2024 are as follows:

(in US dollars) Description	Maturity Date	Interest Rate (%)	Borrowing Limit	September 30, 2025	December 31, 2024

Facility Funds Loan (*1, 2, 3)	Sep. 2027 – Jul. 2030	3.64	$1,568,963	$1,212,381	1,156,463
Facility Funds Loan (*1, 2, 3)	Mar. 2027 – Sep. 2032	2.55	641,849	641,849	612,245
Operating Funds Loan (*1)	Oct. 2025	9.5	142,633	142,633	136,054
Operating Funds Loan	Jul. 2026 – Sep. 2027	2.88	71,317	47,411	62,184
Operating Funds Loan	Jul. 2026 – Feb. 2028	2.93	356,583	287,062	340,136

Total principal long-term debt				$2,331,336	2,307,082
Less: current portion of long-term debt				(320,953)	(253,306)

Total long-term debt				$2,010,383	2,053,776

(*1)	On September 30, 2025, the Company provided property, plant and equipment, (net book value: $2,312,227, secured amount: $3,123,663) as security in relation to this loan. The contractual secured amount is set at 120% of the credit line agreed with Industrial Bank of Korea and Shinhan Bank (refer to Note 7)
(*2)	On September 30, 2025, the Company was provided guarantees from the representative director (with a guarantee amount of $382,481) in relation to this loan. (refer to Note 17)
(*3)	On September 30, 2025, the Company established pledge fire insurance claims (with a pledge amount of $1,831,071).

(4)	Future principal payments for long-term debt as of September 30, 2025 are as follows:

September 30, 2025
(in US dollars)
2025	$178,255
2026	251,853
2027	537,677
2028	420,910
2029	401,113
thereafter	541,528

$2,331,336

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

10.	Convertible Debt

(1)	Details of carrying amounts of the convertible debt as of September 30, 2025, and December 31, 2024, are as follows:

(in US dollars) Maturity Date	Interest rate (%)	September 30, 2025	December 31, 2024

Sep. 2027 – Jun. 2030	0.25	$-	882,236

(2)	Descriptive information of the Convertible debt

In June 2023, the Company issued $737,246 in par value of unsecured convertible debt due 2030.

Upon the issuance of convertible debt, the Company measured the convertible debt using fair value options. The Company’s convertible debt has complex provisions, so the Company believes measuring them at fair value could better explain the characteristics of the financial instrument. The change in fair value of the convertible debt resulted in a loss of $254,075 for the nine-month periods ended September 30, 2025, which was recognized as loss on valuation of financial instruments in the statements of operations.

The lender has the tag-along right, if the CEO intends to dispose of his holdings.

(3)	Terms of the Convertible debt

The details of the Company’s convertible debt are as follows:

Category	Details

Issuance date	June 21, 2023
Issuance amount	1,000,000,000 KRW (equivalent to $737,246)
Coupon rate	Annual 0.25%
Guaranteed maturity interest rate	Annual 3.00%
Repayment terms	Repayment in 3-year installments after 4-year grace period
Types of securities to be issued upon conversion	Redeemable convertible preferred stocks (RCPS)
Conversion price	600,000 KRW (equivalent to $442)
Conversion ratio	1,666 shares per total face amount, cash repayment for odd lots
Conversion period	From the day following the bond issuance date to the bond maturity date
Adjustment of conversion ratio

Standard anti-dilution provisions.

In the case of a listing or a backdoor listing, if the recent conversion price is less than 70% of the offering price or market price, the conversion price will be adjusted to 70% of the offering price or market price.

(4)	Conversion

On April 14, 2025, Convertible bonds were converted into 1,666 shares of RCPS upon the exercise of conversion rights by Korea SMEs and Startups Agency.

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

11.	Redeemable convertible preferred stock

(1)	Details of carrying amounts of the convertible debt as of September 30, 2025, and December 31, 2024, are as follows:

(in US dollars) Maturity Date	Interest rate (%)	September 30, 2025	December 31, 2024

Sep. 2027 – Jun. 2030	0.25	$1,179,648	-

(2)	Descriptive information of the redeemable convertible preference shares

On April 14, 2025, Convertible bonds were converted into 1,666 shares of RCPS upon the exercise of conversion rights by Korea SMEs and Startups Agency. The conversion rate of the redeemable convertible preferred stock is subject to adjustment upon the occurrence of certain events specified in the 2023 agreement. Therefore, the company classified the redeemable convertible preferred stock as a liability in accordance with ASC 480.

The redeemable convertible preferred stock issued by the company measured through fair value option under ASC825.

The Company measures the redeemable convertible preferred stock at fair value. The change in fair value of the convertible debt resulted a loss of $72,073 for September 30, 2025, which was recognized as loss on valuation of financial instruments in the statements of operations. (refer to Note 6)

(3)	Terms of the redeemable convertible preferred stock

The details of the Company’s redeemable convertible preferred stock are as follows:

Category	Details

Voting rights	1 voting right, same as common stock
Duration	From the day following the issuance date until 10 years later
Types of securities to be issued upon conversion	Common stocks
Conversion Ratio	1 preferred share to 1 common share (certain adjustments may apply based on the IPO offering price)
Conversion Period	From the day following the issuance date until 10 years later (Subsequently automatically converted to common stock)
Adjustment of conversion ratio

standard anti-dilution provisions

In the case of a listing, if the conversion price of RCPS is less than 70% of the offering price, the conversion ratio will be adjusted to 1/0.7 (about 1.43) shares per RCPS

1,666 shares per total face amount, cash repayment for odd lots
Redemption Guaranteed Yield	3.00%, annual
Redemption Claimable Period	From the day following the issuance date to 10 years after the lapse of 3 years
Dividends	participating cumulative, annual 1%

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

12.	Income Taxes

The Company is subject to income taxation through primarily in the South Korea and its provision from income taxes for interim periods is determined using its effective tax rate. We do not expect any income tax expenses (benefits) for the nine-month period ended September 30, 2025, including tax expenses directly recorded in equity. There is no change in the Provision for uncertain tax position amount as of the end of 2024, except for the effects of foreign currency translation adjustments.

13.	Other Operating Income and Expenses

Other operating income includes government grants and other operating expenses include loss on disposal of property, plant and equipment.

14.	Stockholders’ Equity

The Company has 1 million shares of authorized stock, and authorizes shares of undesignated preferred stock, the rights, preferences, and privileges of which may be designated from time to time by our board of directors. The Company has 21,666 shares of authorized stock, consisting of: (i) 20,000 of common stock, par value KRW5,000 per share, and (ii) 1,666 shares of redeemable convertible preferred stock, par value KRW5,000 per share, issuable. (Refer to Note 10)

(1) Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders. The holders have no preemptive or other subscription rights, and there is no redemption or sinking fund provisions with respect to such shares. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

(2) Accumulated other comprehensive income(loss)

Accumulated other comprehensive income(loss) is consist of foreign currency translation adjustments and actuarial gain on net liability of defined benefits. In case of the actuarial gain on liability of defined benefits, it is amortized into net periodic benefits cost on a straight-line basis over the expected average remaining service period of employees.

15.	Supplemental Cash Flow Information

	September 30, 2025	September 30, 2024
(in US dollars)
Supplemental disclosure of cash flow information:
Cash receipt during the period for interest	$16	1,343
Cash paid during the period for interest	(73,051)	(89,591)
Income taxes received	74	18,575

Non-cash investing and financing activities:
Reclassification of long-term borrowings to current liabilities	$106,868	92,763
Finance lease right-of-use assets	27,362	48,828

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

16.	Defined Severance Benefits

(1)	The following table sets forth the plan’s defined severance benefits as of September 30, 2025, and December 31, 2024. They were recorded in the Company’s balance sheets as defined severance benefits and represent the total defined severance benefit obligation less the fair value of plan assets.

	September 30, 2025	December 31, 2024
(in US dollars)
Current portion of defined severance benefits	$138,088	120,543
Plan assets	(67,797)	(65,325)
Defined severance benefits	92,389	64,972

Funded Status	$162,679	120,190

(2)	The following table summarizes changes in plan’s defined severance benefits obligation including benefit costs and benefits paid during nine-month periods ended September 30, 2025, and 2024:

	September 30, 2025	September 30, 2024
(in US dollars)
Changes in benefit obligation:
Benefit obligation at beginning of period	$185,515	169,469
Service costs	53,835	73,190
Interest costs	3,225	2,992
Net benefits payment	(9,035)	(3,046)
Actuarial gain	(12,304)	(70,688)
Foreign currency exchange rate changes	9,240	(3,817)

Benefit obligation at end of period	$230,476	168,100

Changes in plan assets:
Fair value of plan assets at beginning of period	$65,325	37,617
Contribution by the employer	7,078	36,220
Return on plan assets	1,920	1,487
Managing costs	(380)	(185)
Net benefits payment	(9,035)	(3,046)
Actuarial loss	(265)	(1,371)
Foreign currency exchange rate changes	3,154	(27)

Fair value of plan assets at end of period	$67,797	70,695

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

(3)	Net periodic benefit costs recognized during nine-month periods ended September 30, 2025, and 2024 were as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Service costs	$53,835	73,190
Interest costs	3,225	2,992
Return on plan assets	(1,920)	(1,487)
Managing costs	380	185
Amortization of net actuarial loss	(5,109)	374

Net periodic benefit costs recognized	$50,411	75,254

(4)	The following table summarizes changes in accumulated other comprehensive gain for defined severance benefits during nine-month periods ended September 30, 2025, and 2024:

	September 30, 2025	September 30, 2024
(in US dollars)
Balance at the beginning of period	$37,415	(21,231)
Net actuarial gain , net of tax	12,039	69,318
Amortization of accumulated net actuarial gain	(5,109)	374

Balance at the end of period	$44,345	48,461

(5)	Weighted-average assumptions used to determine defined severance benefits obligation for September 30, 2025, and December 31, 2024 were as follows:

	September 30, 2025	December 31, 2024

Discount rate applicable to PBOs	3.3%	3.3%
Expected rate of return on plan assets	3.0%	3.0%
Rate of compensation increase	2.4%	2.4%

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

(6)	The expected maturity analysis of undiscounted defined severance benefits as of September 30, 2025, and December 31, 2024 as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Less than 1 year	$126,371	120,543
Between 1 - 2 years	7,705	7,349
Between 2 - 5 years	11,588	11,053
Over 5 years	80,122	76,427

Total	$225,786	215,372

17.	Commitments and Contingencies

(1)	Guarantees

1)	The detail of guarantee provided by third parties as of September 30, 2025 is as follows:

(in US dollars) Provider	Type	Guaranteed Amount	Beneficiary

Seoul Guarantee Insurance	Payment Guarantee	$72,386	KEPCO (Korea Electric Power Corporation)

In addition to the list above, the representative director has provided guarantees (with a guarantee amount of $310,095 and $72,386) for long-term debt and joint guarantee for performance guarantee provided by Seoul Guarantee Insurance to the company (refer to Note 9, 18).

2)	The main commitments with financial institutions as of September 30, 2025 are as follows:

(in US dollars) Financial Institution	Type	Credit Line	Used Amount

Industrial Bank of Korea (*1)	Facility Funds Loan (*2)	$1,568,963	1,212,381
	Facility Funds Loan (*2)	641,849	641,849
	Operating Funds Loan	249,608	249,608
Shinhan Bank (*1)	Operating Funds Loan	142,633	142,633
Korea SMEs and	Operating Funds Loan	71,317	47,411
Startups Agency	Operating Funds Loan	356,583	287,062

		$3,030,953	2,580,944

(*1)	As of September 30, 2025, land, buildings, machinery and equipment have been provided as security (with a secured amount of $3,123,663) for long-term debt. The contractual secured amount is set at 120% of the credit line agreed with Industrial Bank of Korea and Shinhan Bank (refer to Note 7, 9).
(*2)	As of September 30, 2025, the company established pledge fire insurance claims (with a pledge amount of $1,831,071) (refer to Note 9).

KCM INDUSTRY Co., Ltd.

Notes to the Unaudited Condensed Interim Financial Statements, Continued

September 30, 2025, and 2024

18.	Related Party Transactions

(1)	The Company’s list of Related parties is as follows:

Relationship	Name of Related Party

Primary owners with more than 10% of shares	CHANG BAE LEE(CEO)
SU MIN LEE
HEE CHANG KIM
KUM SOON KANG

Other parties	NS WORLD Co., Ltd. (*1)

(*1)	NS WORLD Co., Ltd has been identified as related party since CEO is primary owner with more than 10% of shares for both NS WORLD Co., Ltd and the Company.

(2)	Related party transactions between the Company and its related party comprise of sales of products and other services, expenses for raw materials and other expenses in the ordinary course of business, which are included in the financial statements.

	September 30, 2025	September 30, 2024
(in US dollars)
Net Sales	$968,874	43,094
Purchase of raw materials	-	44,715
Other expenses (*1)	18,038	9,986

(*1)	Primarily consists of interest expense ($18,038 in 2025 and $9,752 in 2024).

(3)	Amounts due from or to related parties, are as follows:

	September 30, 2025	December 31, 2024
(in US dollars)
Trade account receivable	$612,673	295,000
Non-trade account receivable	-	153,000

(4)	Related party transactions between the Company and its officers, employees, and affiliated companies comprise of short-term borrowing. Amount due from or to its officers, employees, and affiliated companies, are as follows:

	September 30, 2025	September 30, 2024
(in US dollars)
Beginning Short-term debt balance	$436,055	-
Increase	111,128	382,895
Decrease	(96,971)	(5,174)
Loss on foreign currency translation	(21,190)	(9,518)

Ending Short-term debt balance	$471,402	387,239

(5)	The Company provides a guarantee for borrowing from a bank and is provided guarantees from its officer for the Company’s borrowings from banks.

	September 30, 2025	December 31, 2024
(in US dollars)
Guarantee from the management	$382,481	364,840

19.	Subsequent Events

The Group has evaluated subsequent events from the balance sheet date to the date at which the unaudited condensed consolidated interim financial statements were available to be issued, no other events requiring disclosure were identified.